UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 9, 2006
Date of Report (Date of earliest event reported)
ANIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50674 (Commission File Number)	23-2860912 (IRS Employer Identification No.)

200 Lawrence Drive, West Chester, Pennsylvania (Address of principal executive offices)	19380 (Zip Code)
(610) 644-8990
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2006 Salaries
On January 9, 2006, the Board of Directors of Animas Corporation (the “Company”) set the 2006 base salaries payable to certain executive officers of the Company. The 2006 base salaries are as follows:

Name	Title	2006 Base Salary
Katherine Crothall	President and Chief Executive Officer	$330,000
Audrey Finkelstein	Vice President — Marketing and Sales	$259,000
Richard Baron	Vice President — Finance; Chief Financial Officer	$244,000
James McGee	Executive Vice President	$247,000
Eric Schwartz	Vice President; General Counsel	$203,000
Doug Schumer	Vice President — Engineering	$198,000
Doug Woodruff	Vice President — Quality Assurance and Regulatory Affairs	$184,000
Daniel Sunday	Vice President — Operations	$180,000
Amendment to Employment Agreement
In February 2004, the Company entered into an employment agreement with its Chief Financial Officer, Richard Baron, which was amended in December 2005 (collectively, the “Baron Employment Agreement”). In connection with the execution of the Agreement and Plan of Merger entered into between the Company, Johnson & Johnson and Emerald Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson, on January 9, 2006, the Company and Richard Baron entered into an agreement to clarify the Company’s severance obligations under the Baron Employment Agreement (the “Baron 409A Amendment”), such that if Section 409A of the Internal Revenue Code of 1986 is deemed to apply, then any payments payable under the Baron Employment Agreement, as amended, during the six month period immediately following the termination of Mr. Baron’s employment will be delayed and paid in a lump sum as soon as practicable following the expiration of such six month period.
A copy of the Baron 409A Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Baron 409A Amendment is qualified in its entirety by reference to the full text of the Baron 409A Amendment.
Other Material Relationships
The Company does not have any material relationship with Richard Baron other than the Baron Employment Agreement, the Baron 409A Amendment, a Change of Control Agreement and certain stock option agreements between the Company and Mr. Baron.

Additional Information and Where To Find It.
The information in this Form 8-K is not a substitute for the proxy statement the Company will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement, when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by the Company with the Securities and Exchange Commission, will be available free of charge at the Security and Exchange Commission’s website, www.sec.gov, or by visiting the Company’s website at www.animascorp.com.
The Company and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of the Company’s participants in the solicitation of proxies of the Company’s stockholders by reading the proxy statement when it becomes available.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment No. 2 to the Employment Agreement dated January 9, 2006 by and between Animas Corporation and Richard Baron.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by is behalf by the undersigned hereunto duly authorized.

ANIMAS CORPORATION
By:	/s/ Richard Baron
Richard Baron
Vice President — Finance and Chief Executive Officer

Dated: January 12, 2006

Exhibit Index

Exhibits
10.1	Amendment No. 2 to the Employment Agreement dated January 9, 2006 by and between Animas Corporation and Richard Baron.